Exhibit 10.9

Sales Contract

Contract No.:	PAS202312010001
Contracting date:	December 1, 2023
Demander (Party A):	China United Network Communications Limited Jilin Branch	Supplier (Party B):	Shenzhen Ping’anshun Technology Co., Ltd.
Address:	No. 3535, Renmin Street, Changchun City	Address:	Workshop 201, No. 366, Guihua Road, Guanlan, Guixiang Community, Guanlan Sub-district, Longhua District, Shenzhen City
Tel.:	0431-85666615	Tel.:	13316981915
Contact:	GUO Lin	Contact:	HUANG Yan
Serial No.	Product name	Model	Unit	Quantity	Tax-inclusive unit price	Total price with tax	Notes
1
2
3
Total:
Tax-inclusive amount	RMB one million six hundred and eighteen thousand one hundred and sixty only

Contract price: The above price does not include the transportation expenses and expenses of wooden support or special packing used in the transportation, but includes the VAT tax.

Payment mode: Full payment before delivery of goods after the conclusion of the Contract.

Quality requirements: The products shall meet the requirements of the national technical and quality inspection standards in relevant industries.

Supply time: After the Contract is concluded, Party B shall deliver the products within 3 to 5 working days upon receipt of the payment for goods. Either Party’s early or delayed need of delivery of goods shall be notified to the other Party in written form in advance.

Transportation terms: 1. Party A may designate the mode of transportation and commission Party B to handle it;

2. Freight collect;

3. No matter in what mode the products are transported, Party A shall inspect whether the products are complete or damaged at the logistics company where it collects the products;

4. No matter in what mode the products are transported, Party A shall consider insuring the products during the transportation process;

Warranty: The products supplied by Party B come with a one-year warranty (except for artificial and natural factors).

Technical support: 1. Party B shall provide remote technical support by telephone or network for Party A’s technicians;

2. Where Party A requires Party B’s technician(s) to provide on-site technical support, Party A shall bear and advance the on-site technical expenses = RMB300.00 or RMB500.00 * number of days of business trip * number of business traveller + actual round-trip traffic expenses + actual board and lodging expenses during the business trip (from the departure date to the date of arrival in Shenzhen) under the principle of refund for any overpayment or a supplementary payment for any deficiency;

Miscellaneous: 1. All the appendixes and supplementary contracts hereto have the same legal effect as the body of the Contract;

2. The Contract is made in two counterparts, with each Party holding one copy, respectively; and the faxes or duplicates of it are also valid;

Dispute resolution: Any dispute arising out of the Contract shall be settled by the Parties through negotiation; if the negotiation fails, either Party may submit it to the arbitration commission of the place where Party B is located for arbitration.

Party A (Signature or Seal):	China United Network Communications Limited Jilin Branch	Party B (Signature or Seal):	Shenzhen Ping’anshun Technology Co., Ltd.
Account bank:		Account bank:	Industrial and Commercial Bank of China Shenzhen Minzhi Sub-branch
Company’s account No.:		Company’s account No.:	4000103839100029057
Authorized representative (Signature):		Authorized representative (Signature):
Date:	MM/DD/YY	Date:	MM/DD/YY